Vertex Energy, Inc. 8-K

Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “First Amendment”) is made and entered into effective as of this 11th day of October, 2021, by and between Vertex Energy Operating, LLC, a Texas limited liability company (“Vertex”), and HPRM LLC, a Delaware limited liability company (“HPRM”).

W I T N E S S E T H:

WHEREAS, HPRM and Vertex entered into that certain Promissory Note dated July 1, 2021, reference to which is hereby made for all purposes (the “Note”); and

WHEREAS, Vertex and HPRM desire to amend the Note to extend the maturity date as provided for herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, it is agreed as follows:

1.      Amendment of Section 2. Section 2 of the Note is hereby amended in its entirety to read as follows:

Due Date. The principal amount of this Note together with accrued interest (the sum of such principal and accrued interest being hereinafter referred to as the “Amount Due”) shall be due on or before the earlier of (the “Due Date”): (i) February 28, 2022; and (ii) five (5) calendar days following the closing of the transaction between Vertex Energy Operating LLC, and/or any of its affiliates, and Safety-Kleen Systems, Inc. and/or any of its affiliates, as more particularly described in the Asset Purchase Agreement between them dated June 29th, 2021. This Note may be prepaid in whole or in part at any time without premium or penalty and without the consent of the Lender.

2.      Continuation of Note. Except as amended hereby, the Note shall remain in full force and effect.

3.      Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Signatures delivered by facsimile or via e-mail in portable document format (“pdf”) shall be binding for all purposes hereof. Section headings are intended for convenience of reference only and shall not affect in any way the meaning or interpretation of this instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have execute this First Amendment as of the day and year first above written.

VERTEX:

VERTEX ENERGY OPERATING LLC

By:

Print Name: Benjamin Cowart

Title: President & CEO

HPRM:

HPRM LLC

Tensile-Heartland Acquisition Corporation

Its: Managing Member

By:

Douglas J. Dossey

Its:

Authorized Representative